UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2020

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2020, VistaGen Therapeutics, Inc. (the “Company”) received a letter (the “Extension Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that Nasdaq has granted the Company a 180-day extension, until April 12, 2021 (the “Extension Period”), to regain compliance with the requirement for the Company’s common stock (“Common Stock”) to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Extension Notice has no immediate effect on the continued listing status of the Company's Common Stock on the Nasdaq Capital Market.

The Company's listing remains fully effective.

As previously disclosed in the Company’s Current Report on Form 8-K, filed on January 31, 2020, the Company received notice from Nasdaq that the Company was not in compliance with the Minimum Bid Price Requirement for a period of 30 consecutive business days (the “Initial Notice”). As provided in the Initial Notice, the Company had a 180-day period, until July 29, 2020, to regain compliance with the Minimum Bid Price Requirement, which period was extended by Nasdaq until October 12, 2020 as a result of the impact on the global market caused by the COVID-19 pandemic. The Company did not regain compliance with the Minimum Bid Price Requirement before October 12, 2020, and instead advised Nasdaq of its intent to cure the deficiency within the Extension Period.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with the Minimum Bid Price Requirement within the Extension Period. If the Company does not regain compliance with the Minimum Bid Price Requirement within the Extension Period, Nasdaq will provide written notification to the Company that its Common Stock will be subject to delisting, at which time the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). There can be no assurance that, if the Company does need to appeal a Nasdaq delisting determination to the Panel, that such appeal would be successful.

Item 7.01 Regulation FD Disclosure.

On October 13, 2020, the Company began utilizing a new corporate presentation. A copy of the updated corporate presentation is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: October 13, 2020	By:	/s/ Shawn K. Singh
Shawn K. Singh, J.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	VistaGen Therapeutics, Inc. Corporate Presentation, dated October 2020.